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                       COMPUTATION OF PRO FORMA LOSS PER SHARE


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                                                                   Year Ended December 31,      Six-Months Ended June 30,
                                                                  -----------------------      --------------------------
                                                                    1995          1996            1996          1997
                                                                    ----          ----            ----          ----

Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .   $164,100     $1,468,400       $220,100     $1,117,000
                                                                  --------     ----------       --------     ----------
                                                                  --------     ----------       --------     ----------

Weighted average shares used to compute net loss per share:

Weighted average common shares excluding common shares
   issued in accordance with Staff Accounting Bulletin 83 . . .  1,226,464      1,832,958      1,412,444      2,772,334

Number of common shares issued and stock options and warrants
   granted in accordance with Staff Accounting Bulletin 83. . .  1,378,417      1,341,141      1,378,417      1,186,686
                                                                 ---------      ---------      ---------      ---------

  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,604,881      3,174,099      2,790,861      3,959,020
                                                                 ---------      ---------      ---------      ---------
                                                                 ---------      ---------      ---------      ---------

  Net loss per share. . . . . . . . . . . . . . . . . . . . . .    $0.06          $0.46          $0.08          $0.28
                                                                   -----          -----          -----          -----
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